FOURTH QUARTER 2019

FINANCIAL SUPPLEMENT

If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS
Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent earnings release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP
Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue (“PPNR”), calculated by adding the provision/(provision credit) for loan losses to income before income taxes, excluding securities gains/(losses).

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 23 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

FIRST HORIZON NATIONAL CORPORATION
Regional Banking
Consumer
Commercial
Fixed Income
Fixed Income Products
Other Products
Corporate
Corporate Functions
Investment Portfolio
Risk Management
Non-Strategic
Run-off Consumer Lending
TRUPS Loans
Other Exited Businesses

FHN PERFORMANCE HIGHLIGHTS

Summary of Fourth Quarter 2019 Notable Items
Segment	Item	Income Statement	Amount Favorable/ (Unfavorable)	Comments
Corporate	Acquisition expenses	Noninterest expense: various	$(15.7) million	Pre-tax acquisition-related expenses largely associated with the pending merger of equals with IBERIABANK Corporation ("IBKC")

Corporate	Charitable contributions	Noninterest expense: other	$(11.0) million	Pre-tax expense related to charitable contributions

Corporate	Rebranding expenses	Noninterest expense: various	$(9.1) million	Pre-tax expense associated with marketing and advertising expenses, professional fees and technology-related expenses

Corporate	Restructuring, repositioning, and efficiency initiatives	Noninterest expense: various	$(1.2) million	Pre-tax expense associated with professional fees and severance-related costs associated with efficiency initiatives

Fourth Quarter 2019 vs. Third Quarter 2019

Consolidated
● Diluted EPS of $.37 in 4Q19, up from $.35 in 3Q19

● Total revenue up 5% due to higher fees and an increase in NII

● Fee income up 7% due to higher fixed income revenue, market-driven increases in deferred compensation income, increased collections on loans charged off prior to acquisition (primarily associated with one loan), and increased fees from derivative sales

● NII up 4% due to higher loan accretion and lower funding costs, somewhat offset by the negative impact of lower interest rates on loans (including LIBOR and Prime)

● NIM increased to 3.26% in 4Q19 from 3.21% in 3Q19; increase due to the same factors affecting NII

●    Loan loss provision decreased to $10 million in 4Q19, from $15 million in 3Q19

●    Expenses up 6% due to higher personnel, acquisition, and rebranding- related expenses, somewhat offset by lower litigation expenses and restructuring-related expenses

●    Average loan growth of 2%; Average deposit growth of 1%

(Thousands, except per share data)	4Q19	3Q19	Change
Income Statement
Net interest income	$311,393	$300,676	4%
Noninterest income	183,307	171,735	7%
Total revenues	494,700	472,411	5%
Provision for loan losses	10,000	15,000	(33)%
Noninterest expense	327,447	307,672	6%
Income before income taxes	157,253	149,739	5%
Provision for income taxes	35,970	35,796	*
Net income/(loss)	$121,283	$113,943	6%
Diluted EPS	$0.37	$0.35	6%

Balance Sheet (millions)
Average Loans	$30,706	$30,016	2%
Average Deposits	32,777	32,371	1%
* Amount is less than one percent.

Regional Banking
●       Strong average loan growth
   ● Loan growth due to increases in C&I and specialty areas, with particular strength in loans to mortgage companies
   ● NII up from higher loan accretion and commercial loan growth

●    Fee income up 4% due to an increase in collections on loans charged off prior to acquisition, higher fees from derivative sales, and an increase in bankcard income

●    Provision expense in 4Q19 largely driven by commercial loan growth; 3Q19 included amounts related to a single unreserved commercial credit, commercial loan growth, and modest grade migration

●    Expense up 5% due in large part to higher strategic reinvestments in technology, advertising, and personnel expenses

(Thousands)	4Q19	3Q19	Change
Net interest income	$310,696	$302,370	3%
Noninterest income	89,553	85,776	4%
Total revenues	400,249	388,146	3%
Provision for loan losses	14,369	20,472	(30)%
Noninterest expense	202,967	193,250	5%
Income before income taxes	$182,913	$174,424	5%
PPNR (a)	197,282	194,896	1%

Balance Sheet (millions)
Average loans	$29,722	$28,958	3%
Average deposits	30,413	30,044	1%
(a) Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

Fixed Income
● 4Q19 ADR of $1.1 million, compared to ADR of $994 thousand in 3Q19, up 7% with growth across multiple trading desks

●     Steeper yield curve and market volatility favorably impacted 4Q19 activity

● Other product revenue up $1.3 million from loan and derivative sales

● Expense down 8% due to lower fees associated with legal matters, somewhat offset by higher variable compensation associated with increased revenues

(Thousands)	4Q19	3Q19	Change
Net interest income	$7,233	$5,309	36%
Noninterest income	81,185	77,809	4%
Total revenues	88,418	83,118	6%
Noninterest expense	62,329	67,787	(8)%
Income before income taxes	$26,089	$15,331	70%

FHN PERFORMANCE HIGHLIGHTS (continued)

Fourth Quarter 2019 vs. Third Quarter 2019 (continued)

Corporate

●    Fee income up from market-driven higher deferred compensation income and an increase in BOLI policy benefits

●    Expense increase primarily driven by $11.0 million of charitable contributions and higher acquisition-and rebranding-related expenses, somewhat offset by lower restructuring costs associated with efficiency initiatives

(Thousands)	4Q19	3Q19	Change
Net interest income	$(12,712)	$(13,225)	4%
Noninterest income	11,246	7,359	53%
Total revenues	(1,466)	(5,866)	75%
Noninterest expense	57,816	41,993	38%
Income before income taxes	$(59,282)	$(47,859)	(24)%
NM - Not meaningful

Non-Strategic				● Non-Strategic results reflect continuing wind-down of the loan portfolio

(Thousands)	4Q19	3Q19	Change
Net interest income	$6,176	$6,222	(1)%
Noninterest income	1,323	791	67%
Total revenues	7,499	7,013	7%
Provision for loan losses	(4,369)	(5,472)	20%
Noninterest expense	4,335	4,642	(7)%
Income before income taxes	$7,533	$7,843	(4)%

Balance Sheet (millions)
Average loans	$852	$935	(9)%
NM - Not meaningful

Asset Quality
●    Increase in reserves primarily driven by loan growth within the commercial portfolio, partially offset by declining balances in the non-strategic portfolio

●    Decrease in net charge-offs largely driven by the Regional banking commercial portfolio; 3Q19 net-charge-offs largely driven by two commercial credits

●    NPLs within the Regional banking and Non-strategic portfolios decreased $5.6 million and $4.8 million, respectively, in 4Q19 primarily driven by improvements in the consumer real estate portfolios

●    Regional banking 30+ delinquencies decreased $12.0 million; Non-strategic down $.7 million

(Thousands)	4Q19	3Q19	Change
Allowance for loan losses	$200,307	$193,149	4%
Allowance / loans %	0.64%	0.62%
Net Charge-offs	$2,842	$14,600	(81)%
Net charge-offs %	0.04%	0.19%
Nonperforming Loans (a)	$162,165	$172,495	(6)%
NPL %	0.52%	0.55%
30+ delinquencies	$57,911	$58,861	(2)%
30+ delinquencies %	0.19%	0.23%
(a) Excludes loans held-for-sale.

Capital and Liquidity
● Declared quarterly dividend of $.14 in 4Q19; dividend payout of 37%

● No share repurchases in 4Q19 compared to 1.8 million shares (weighted average price - $15.73) repurchased in 3Q19; due to the pending IBKC merger, significant repurchases are not expected in 1Q20

● $270.7 million remaining authorization under the stock purchase authorization first announced in January 2018, scheduled to expire January 31, 2021

● 4Q19 increase in risk-based capital ratios largely driven by an increase in Common Equity Tier 1 capital due to no share repurchases during the quarter

(millions)	4Q19	3Q19	Change
Common dividends declared (a)	$43.5	$43.5	*
Preferred dividends declared	$1.6	$1.6	*
Share repurchases	$—	$28.2	NM
Capital Ratios (b)
Common Equity Tier 1	9.20%	9.01%
Tier 1	10.15%	9.97%
Total Capital	11.22%	11.01%
Leverage	9.04%	9.05%
NM - Not meaningful
* Amount is less than one percent.
(a) 4Q19 common dividends paid January 2, 2020; 3Q19 common dividends paid October 1, 2019.
(b) Regulatory capital ratios calculated under the Basel III risk-based capital rules as phased-in; current quarter is an estimate.

FHN PERFORMANCE HIGHLIGHTS (continued)

Consolidated Results for Fiscal Year 2019 vs. 2018

Consolidated
 ●  2019 diluted EPS of $1.38 compared to $1.65 in 2018; 2018 includes $212.9 million pre-tax gain on the sale of Visa Class B Shares

●  NII relatively flat compared to 2018, as an increase in deposit costs and lower loan accretion were mitigated with strong commercial loan and deposit growth and higher loan yields

● NIM of 3.28% in 2019 compared to 3.45% in 2018; decrease in NIM largely driven by an unfavorable rate environment and lower loan accretion

●  2019 fee income primarily driven by higher fixed income sales revenue, market-driven increases in deferred compensation income, and higher bank fees; 2018 includes $212.9 million related to the Visa gain

●  Provision increase primarily driven by commercial loan growth

●  2019 expense includes restructuring- and rebranding-related expenses and higher fixed income variable compensation, somewhat offset by lower acquisition-related expenses and broad-based cost savings across multiple line items driven by strategic focus on expense optimization

●  Strong balance sheet growth: Average loans and deposits up 7% and 5%

(Thousands, except per share data)	2019	2018	Change
Net interest income	$1,210,187	$1,220,317	(1)%
Noninterest income	654,080	722,788	(10)%
Total revenues	1,864,267	1,943,105	(4)%
Provision for loan losses	47,000	7,000	NM
Noninterest expense	1,231,603	1,221,996	1%
Income before income taxes	585,664	714,109	(18)%
Provision for income taxes	133,291	157,602	(15)%
Net income/(loss)	$452,373	$556,507	(19)%
Diluted EPS	$1.38	$1.65	(16)%

Balance Sheet (millions)
Average loans	$29,189	$27,214	7%
Average deposits	32,403	30,903	5%
NM - Not meaningful

FHN CONSOLIDATED INCOME STATEMENT
Quarterly/Annually, Unaudited

						4Q19 Changes vs.		Twelve Months Ended		2019 vs.
(Dollars in thousands, except per share data)	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18	2019	2018	2018

Interest income	$404,142	$407,494	$412,089	$400,615	$401,186	(1)%	1%	$1,624,340	$1,546,021	5%
Less: interest expense	92,749	106,818	108,479	106,107	98,674	(13)%	(6)%	414,153	325,704	27%
Net interest income	311,393	300,676	303,610	294,508	302,512	4%	3%	1,210,187	1,220,317	(1)%
Provision/(provision credit) for loan losses	10,000	15,000	13,000	9,000	6,000	(33)%	67%	47,000	7,000	NM
Net interest income after provision for loan losses	301,393	285,676	290,610	285,508	296,512	6%	2%	1,163,187	1,213,317	(4)%
Noninterest income:
Fixed income (a)	80,981	77,645	66,414	53,749	39,866	4%	NM	278,789	167,882	66%
Deposit transactions and cash management (b)	33,289	34,379	32,374	31,621	25,422	(3)%	31%	131,663	133,281	(1)%
Brokerage, management fees and commissions	14,557	14,157	14,120	12,633	13,380	3%	9%	55,467	54,803	1%
Trust services and investment management	7,434	7,163	7,888	7,026	6,959	4%	7%	29,511	29,806	(1)%
Bankcard income	7,984	7,017	6,355	6,952	7,570	14%	5%	28,308	29,304	(3)%
Bank-owned life insurance	5,255	4,427	5,126	4,402	4,852	19%	8%	19,210	18,955	1%
Securities gains/(losses), net (c)	(3)	97	49	31	(28)	NM	89%	174	212,948	NM
Other (d)	33,810	26,850	25,667	24,631	12,253	26%	NM	110,958	75,809	46%
Total noninterest income	183,307	171,735	157,993	141,045	110,274	7%	66%	654,080	722,788	(10)%
Adjusted gross income after provision for loan losses	484,700	457,411	448,603	426,553	406,786	6%	19%	1,817,267	1,936,105	(6)%
Noninterest expense:
Employee compensation, incentives, and benefits (e) (f)	178,761	167,022	171,643	177,925	156,240	7%	14%	695,351	658,223	6%
Legal fees (f)	2,709	4,854	6,486	2,831	3,479	(44)%	(22)%	16,880	11,149	51%
Professional fees (f)	16,718	14,910	11,291	12,299	8,842	12%	89%	55,218	45,799	21%
Occupancy (f)	19,972	18,887	20,719	20,693	22,053	6%	(9)%	80,271	85,009	(6)%
Computer software	15,390	15,191	15,001	15,139	14,656	1%	5%	60,721	60,604	*
Contract employment and outsourcing	3,160	3,256	3,078	3,371	4,248	(3)%	(26)%	12,865	18,522	(31)%
Operations services	11,171	11,634	11,713	11,488	12,945	(4)%	(14)%	46,006	56,280	(18)%
Equipment rentals, depreciation, and maintenance	8,597	8,197	8,375	8,829	8,983	5%	(4)%	33,998	39,132	(13)%
FDIC premium expense	5,806	5,564	4,247	4,273	5,200	4%	12%	19,890	31,642	(37)%
Advertising and public relations (f)	14,897	6,646	5,574	7,242	7,718	NM	93%	34,359	24,752	39%
Communications and courier	5,597	5,650	7,380	6,453	7,256	(1)%	(23)%	25,080	30,032	(16)%
Amortization of intangible assets	6,206	6,206	6,206	6,216	6,461	*	(4)%	24,834	25,855	(4)%
Other (d)	38,463	39,655	28,681	19,331	23,851	(3)%	61%	126,130	134,997	(7)%
Total noninterest expense	327,447	307,672	300,394	296,090	281,932	6%	16%	1,231,603	1,221,996	1%
Income before income taxes	157,253	149,739	148,209	130,463	124,854	5%	26%	585,664	714,109	(18)%
Provision for income taxes	35,970	35,796	34,467	27,058	24,049	*	50%	133,291	157,602	(15)%
Net income/(loss)	121,283	113,943	113,742	103,405	100,805	6%	20%	452,373	556,507	(19)%
Net income attributable to noncontrolling interest	2,910	2,883	2,852	2,820	2,910	1%	*	11,465	11,465	*
Net income/(loss) attributable to controlling interest	118,373	111,060	110,890	100,585	97,895	7%	21%	440,908	545,042	(19)%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*	6,200	6,200	*
Net income/(loss) available to common shareholders	$116,823	$109,510	$109,340	$99,035	$96,345	7%	21%	$434,708	$538,842	(19)%
Common Stock Data
EPS	$0.38	$0.35	$0.35	$0.31	$0.30	9%	27%	$1.39	$1.66	(16)%
Basic shares (thousands)	311,250	311,888	314,063	317,435	321,505	*	(3)%	313,637	324,375	(3)%
Diluted EPS	$0.37	$0.35	$0.35	$0.31	$0.30	6%	23%	$1.38	$1.65	(16)%
Diluted shares (thousands)	313,353	313,805	315,786	319,581	323,885	*	(3)%	315,657	327,445	(4)%
Key Ratios & Other
Return on average assets (quarters are annualized) (g)	1.12%	1.08%	1.11%	1.03%	0.99%			1.08%	1.38%
Return on average common equity (“ROCE”) (quarters are annualized) (g)	9.97%	9.50%	9.79%	9.09%	8.81%			9.60%	12.75%
Return on average tangible common equity (“ROTCE”) (quarters are annualized) (g) (h)	15.03%	14.49%	15.12%	14.17%	13.80%			14.71%	20.28%
Fee income to total revenue (g)	37.05%	36.34%	34.22%	32.38%	26.72%			35.08%	29.47%
Efficiency ratio (g)	66.19%	65.14%	65.08%	67.99%	68.30%			66.07%	70.63%
Average full time equivalent employees	5,005	5,116	5,287	5,524	5,563			5,231	5,723
NM - Not meaningful
* Amount is less than one percent.

(a)	2Q19 includes $1.1 million of gains from the reversal of previous valuation adjustments due to the sales and payoff of TRUPS loans.

(b)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.
(c) 2018 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares which impacts certain performance measures in 2018.

(d)	Refer to the Other Income and Other Expense table on page 8 for additional information.

(e)
4Q19, 3Q19, 2Q19 and 1Q19 include severance-related costs associated with efficiency initiatives, refer to the Restructuring expense table on page 9 for additional information; 1Q19 and 4Q18 include $6.2 million and $(7.1) million, respectively, of deferred compensation expense.

(f)	Refer to the Acquisition, Restructuring, and Rebranding expense tables on page 9 for additional information about variability in quarterly balances.

(g)	See Glossary of Terms for definitions of Key Ratios.

(h)	This non-GAAP measure is reconciled to ROCE (GAAP) in the Non-GAAP to GAAP reconciliation on page 23 of this financial supplement.

FHN OTHER INCOME AND OTHER EXPENSE
Quarterly/Annually, Unaudited

						4Q19 Changes vs.		Twelve Months Ended		2019 vs.
(Thousands)	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18	2019	2018	2018

Other Income
ATM and interchange fees	$4,529	$4,507	$4,262	$3,241	$3,411	*	33%	$16,539	$13,354	24%
Dividend income	1,508	1,556	1,809	2,313	2,425	(3)%	(38)%	7,186	10,555	(32)%
Electronic banking fees	1,101	1,288	1,267	1,271	1,393	(15)%	(21)%	4,927	5,134	(4)%
Letter of credit fees	1,561	1,400	1,253	1,368	1,447	12%	8%	5,582	5,298	5%
Mortgage banking	3,578	2,019	2,572	1,886	3,077	77%	16%	10,055	10,587	(5)%
Deferred compensation (a)	3,339	472	1,938	5,474	(6,124)	NM	NM	11,223	(3,224)	NM
Insurance commissions	358	577	566	624	467	(38)%	(23)%	2,125	2,096	1%
Other service charges	5,755	5,738	5,624	3,869	3,513	*	64%	20,986	15,122	39%
Gain/(loss) on extinguishment of debt	65	(6)	—	(1)	(14)	NM	NM	58	(15)	NM
Other (b)	12,016	9,299	6,376	4,586	2,658	29%	NM	32,277	16,902	91%
Total	$33,810	$26,850	$25,667	$24,631	$12,253	26%	NM	$110,958	$75,809	46%

Other Expense
Litigation and regulatory matters	$(394)	$11,534	$(8,230)	$13	$35	NM	NM	$2,923	$644	NM
Tax credit investments	460	407	267	675	1,126	13%	(59)%	1,809	4,712	(62)%
Travel and entertainment	3,652	2,849	2,906	2,712	4,340	28%	(16)%	12,119	16,442	(26)%
Employee training and dues	1,430	1,003	1,251	1,457	1,908	43%	(25)%	5,141	7,218	(29)%
Customer relations (c)	2,794	3,165	1,540	1,599	1,834	(12)%	52%	9,098	5,583	63%
Miscellaneous loan costs	1,227	1,017	857	1,027	1,012	21%	21%	4,128	3,732	11%
Supplies	2,104	1,668	1,342	1,804	1,459	26%	44%	6,918	6,917	*
Other real estate owned ("OREO")	1,478	342	25	(366)	456	NM	NM	1,479	2,630	(44)%
Other insurance and taxes	2,515	2,475	2,495	2,694	1,506	2%	67%	10,179	9,684	5%
Non-service components of net periodic pension and post retirement cost	327	986	559	432	1,632	(67)%	(80)%	2,304	5,251	(56)%
Repurchase and foreclosure provision (d)	—	(22)	(530)	(455)	(153)	NM	NM	(1,007)	(1,039)	3%
Other (e)	22,870	14,231	26,199	7,739	8,696	61%	NM	71,039	73,223	(3)%
Total	$38,463	$39,655	$28,681	$19,331	$23,851	(3)%	61%	$126,130	$134,997	(7)%
NM - Not meaningful
* Amount is less than one percent.

(a)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.

(b)
4Q19, 3Q19 and 2Q19 increase due in large part to higher fees from derivative sales in the Regional Banking segment; 4Q19 and 3Q19 include an increase in collections from CBF loans charged off prior to acquisition; 3Q19 includes $1.0 million of gains on the sales of buildings; 4Q18 includes a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment.

(c)	3Q19 increase driven by higher development costs.
(d) Expense reversals driven by the settlements/recoveries of certain repurchase claims.

(e)
Refer to the Acquisition, Restructuring, and Rebranding expense tables on page 9 for additional information about variability in quarterly balances; 3Q19 includes $4.0 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.

ACQUISITION EXPENSE
Quarterly, Unaudited

IBKC ACQUISITION EXPENSE	4Q19

(Thousands)
Legal and professional fees (a)	$8,228
Employee compensation, incentives, and benefits (b)	3,079
Miscellaneous expense (e)	64
Total IBKC acquisition expense	$11,371

						4Q19 Changes vs.
OTHER ACQUISITION EXPENSE	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18

(Thousands)
Legal and professional fees (a)	$1,494	$3,507	$4,478	$1,867	$3,122	(57)%	(52)%
Employee compensation, incentives, and benefits (b)	1,035	1,473	1,472	1,517	2,409	(30)%	(57)%
Occupancy (c)	(94)	(76)	1,505	118	2,915	(24)%	NM
Contract employment and outsourcing (d)	35	223	17	—	(20)	(84)%	NM
Miscellaneous expense (e)	217	1,022	79	1,069	1,130	(79)%	(81)%
All other expense (f)	1,638	2,840	1,096	1,089	2,040	(42)%	(20)%
Total other acquisition expense	$4,325	$8,989	$8,647	$5,660	$11,596	(52)%	(63)%
NM - Not meaningful

(a)	Primarily comprised of fees for legal, accounting, and merger consultants.

(b)	Primarily comprised of fees for severance and retention.

(c)	Primarily relates to fees associated with lease exit accruals.

(d)	Primarily relates to fees for temporary assistance for merger and integration activities.

(e)
Consists of fees for operations services, communications and courier, equipment rentals, deprecation and maintenance, supplies, travel and entertainment, computer software, and advertising and public relations.

(f)	Primarily relates to contract termination charges, costs of shareholder matters and asset impairments related to integration, as well as other miscellaneous expenses.

RESTRUCTURING EXPENSE
Quarterly, Unaudited

					4Q19 Changes vs.
	4Q19	3Q19	2Q19	1Q19	3Q19

(Thousands)
Legal and professional fees	$989	$6,488	$4,242	$4,295	(85)%
Employee compensation, incentives, and benefits	259	1,182	2,557	6,505	(78)%
Occupancy	57	(128)	72	817	NM
All other expense (a)	(148)	300	11,797	535	NM
Total restructuring expense	$1,157	$7,842	$18,668	$12,152	(85)%
NM - Not meaningful

(a)	Primarily relates to costs associated with asset impairments.

REBRANDING EXPENSE
Quarterly, Unaudited

				4Q19 Changes vs.
	4Q19	3Q19	2Q19	3Q19

(Thousands)
Legal and professional fees	$1,016	$879	$882	16%
Advertising and public relations	6,360	663	423	NM
Supplies	862	105	325	NM
Miscellaneous expense	315	145	38	NM
All other expense (a)	561	1,322	7,406	(58)%
Total rebranding expense	$9,114	$3,114	$9,074	NM
NM - Not meaningful

(a)	Primarily relates to costs associated with fixed asset impairments and technology-related expenses.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						4Q19 Changes vs.
(Thousands)	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18

Assets:
Investment securities	$4,455,403	$4,425,845	$4,425,609	$4,626,322	$4,636,470	1%	(4)%
Loans held-for-sale (a)	593,790	554,843	447,106	594,662	679,149	7%	(13)%
Loans, net of unearned income	31,061,111	31,260,833	29,712,810	27,990,048	27,535,532	(1)%	13%
Federal funds sold	46,536	48,747	50,705	167,602	237,591	(5)%	(80)%
Securities purchased under agreements to resell	586,629	697,214	602,919	474,679	386,443	(16)%	52%
Interest-bearing cash (b)	482,405	364,412	593,180	1,013,254	1,277,611	32%	(62)%
Trading securities	1,346,207	1,395,043	1,668,942	1,681,727	1,448,168	(4)%	(7)%
Total earning assets	38,572,081	38,746,937	37,501,271	36,548,294	36,200,964	*	7%
Cash and due from banks	633,728	749,719	596,081	570,589	781,291	(15)%	(19)%
Fixed income receivables (c)	40,114	209,732	147,574	46,782	38,861	(81)%	3%
Goodwill	1,432,787	1,432,787	1,432,787	1,432,787	1,432,787	*	*
Other intangible assets, net	130,200	136,406	142,612	148,818	155,034	(5)%	(16)%
Premises and equipment, net	455,006	451,600	454,271	484,494	494,041	1%	(8)%
OREO	17,838	20,181	19,286	23,396	25,290	(12)%	(29)%
Allowance for loan losses	(200,307)	(193,149)	(192,749)	(184,911)	(180,424)	4%	11%
Derivative assets	183,115	250,786	185,521	118,128	81,475	(27)%	NM
Other assets (d)	2,046,338	1,912,685	1,885,116	1,910,626	1,802,939	7%	14%
Total assets	$43,310,900	$43,717,684	$42,171,770	$41,099,003	$40,832,258	(1)%	6%

Liabilities and Equity:
Deposits:
Consumer interest	$13,866,920	$13,670,204	$13,705,969	$13,707,310	$13,327,104	1%	4%
Commercial interest	6,153,075	6,211,539	6,660,056	6,729,999	6,172,159	(1)%	*
Market-indexed (e)	3,980,589	3,794,105	3,855,545	4,062,531	5,042,412	5%	(21)%
Total interest-bearing deposits	24,000,584	23,675,848	24,221,570	24,499,840	24,541,675	1%	(2)%
Noninterest-bearing deposits	8,428,951	8,268,812	8,086,748	7,963,048	8,141,317	2%	4%
Total deposits	32,429,535	31,944,660	32,308,318	32,462,888	32,682,992	2%	(1)%
Federal funds purchased	548,344	936,837	666,007	339,360	256,567	(41)%	NM
Securities sold under agreements to repurchase	716,925	735,226	764,308	745,788	762,592	(2)%	(6)%
Trading liabilities	505,581	719,777	558,347	429,669	335,380	(30)%	51%
Other short-term borrowings (f)	2,253,045	2,276,139	865,347	140,832	114,764	(1)%	NM
Term borrowings (g)	791,368	1,195,096	1,186,646	1,177,926	1,170,963	(34)%	(32)%
Fixed income payables (c)	49,535	66,842	66,369	100,290	9,572	(26)%	NM
Derivative liabilities	67,480	83,530	88,485	107,123	133,713	(19)%	(50)%
Other liabilities (d)	873,079	763,534	741,862	748,606	580,335	14%	50%
Total liabilities	38,234,892	38,721,641	37,245,689	36,252,482	36,046,878	(1)%	6%
Equity:
Common stock	194,668	194,487	195,299	197,101	199,108	*	(2)%
Capital surplus	2,931,451	2,925,309	2,941,696	2,983,948	3,029,425	*	(3)%
Undivided profits	1,798,442	1,725,846	1,660,520	1,595,568	1,542,408	4%	17%
Accumulated other comprehensive loss, net	(239,608)	(240,654)	(262,489)	(321,151)	(376,616)	*	(36)%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (h)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	5,076,008	4,996,043	4,926,081	4,846,521	4,785,380	2%	6%
Total liabilities and equity	$43,310,900	$43,717,684	$42,171,770	$41,099,003	$40,832,258	(1)%	6%
NM - Not meaningful
*Amount is less than one percent.

(a)	4Q19 includes $493.5 million of SBA and USDA loans, $95.1 million of mortgage loans, and $5.2 million of other consumer loans.

(b)	Includes excess balances held at Fed.

(c)	Period-end balances fluctuate based on the level of pending unsettled trades.

(d)
1Q19 increase largely driven by the adoption of ASU 2016-02, "Leases" which resulted in approximately $180 million of lease assets and approximately $200 million of lease liabilities being added to the balance sheet.

(e)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(f)	Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.

(g)	In 4Q19 $400 million of First Horizon Bank senior capital notes matured.

(h)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly/Annually, Unaudited

						4Q19 Changes vs.		Twelve Months Ended		2019 vs.
(Thousands)	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18	2019	2018	2018

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I) (a)	$19,739,937	$18,965,829	$17,952,866	$16,428,088	$15,952,608	4%	24%	$18,282,655	$15,872,929	15%
Commercial real estate (a)	4,263,597	4,269,425	3,910,466	3,959,592	4,170,186	*	2%	4,102,065	4,206,206	(2)%
Consumer real estate	6,016,435	6,094,274	6,109,805	6,194,147	6,274,799	(1)%	(4)%	6,103,091	6,330,273	(4)%
Permanent mortgage	177,699	189,214	200,234	216,037	228,184	(6)%	(22)%	195,735	251,785	(22)%
Credit card and other	508,651	497,646	498,790	515,436	528,866	2%	(4)%	505,092	552,635	(9)%
Total loans, net of unearned income (b)	30,706,319	30,016,388	28,672,161	27,313,300	27,154,643	2%	13%	29,188,638	27,213,828	7%
Loans held-for-sale (c)	581,810	455,239	606,685	670,401	714,388	28%	(19)%	577,953	723,996	(20)%
Investment securities:
U.S. treasuries	100	100	99	99	98	*	2%	99	98	1%
U.S. government agencies	4,327,651	4,289,719	4,461,712	4,494,814	4,489,625	1%	(4)%	4,392,732	4,644,746	(5)%
States and municipalities	54,146	49,025	41,911	33,400	27,573	10%	96%	44,690	10,979	NM
Corporate bonds	50,493	50,414	64,720	65,194	65,033	*	(22)%	57,645	65,471	(12)%
Other	15,933	18,837	14,609	10,249	11,421	(15)%	40%	14,933	7,017	NM
Total investment securities	4,448,323	4,408,095	4,583,051	4,603,756	4,593,750	1%	(3)%	4,510,099	4,728,311	(5)%
Trading securities	1,263,633	1,391,405	1,564,201	1,443,969	1,634,726	(9)%	(23)%	1,415,242	1,603,767	(12)%
Other earning assets:
Federal funds sold	9,700	21,225	47,664	113,043	43,752	(54)%	(78)%	47,552	37,587	27%
Securities purchased under agreements to resell	645,979	550,641	593,412	428,687	609,891	17%	6%	555,264	745,519	(26)%
Interest-bearing cash (d)	586,495	545,784	648,927	1,717,696	1,073,540	7%	(45)%	870,725	623,583	40%
Total other earning assets	1,242,174	1,117,650	1,290,003	2,259,426	1,727,183	11%	(28)%	1,473,541	1,406,689	5%
Total earning assets	38,242,259	37,388,777	36,716,101	36,290,852	35,824,690	2%	7%	37,165,473	35,676,591	4%
Allowance for loan losses	(195,863)	(196,586)	(188,243)	(182,332)	(186,978)	*	5%	(190,809)	(187,700)	2%
Cash and due from banks	609,750	596,323	590,622	610,470	615,199	2%	(1)%	601,774	585,397	3%
Fixed income receivables	75,917	75,938	64,958	55,393	56,519	*	34%	68,129	55,930	22%
Premises and equipment, net	450,950	451,567	478,607	485,462	499,867	*	(10)%	466,511	521,762	(11)%
Derivative assets	202,624	160,341	83,050	55,288	38,449	26%	NM	125,825	61,873	NM
Other assets (e)	3,500,153	3,464,541	3,497,912	3,568,059	3,454,782	1%	1%	3,507,361	3,511,606	*
Total assets	$42,885,790	$41,940,901	$41,243,007	$40,883,192	$40,302,528	2%	6%	$41,744,264	$40,225,459	4%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	$13,718,820	$13,670,745	$13,597,195	$13,390,692	$12,965,734	*	6%	$13,595,470	$12,700,135	7%
Commercial interest	6,145,681	6,321,835	6,599,793	6,577,476	5,900,136	(3)%	4%	6,409,769	5,660,480	13%
Market-indexed (f)	4,370,025	4,143,012	3,818,949	4,734,295	4,947,192	5%	(12)%	4,265,234	4,541,835	(6)%
Total interest-bearing deposits	24,234,526	24,135,592	24,015,937	24,702,463	23,813,062	*	2%	24,270,473	22,902,450	6%
Federal funds purchased	1,163,701	886,445	519,497	370,868	334,036	31%	NM	737,715	405,110	82%
Securities sold under agreements to repurchase	701,213	722,815	691,490	688,765	710,898	(3)%	(1)%	701,164	713,841	(2)%
Trading liabilities	585,889	501,203	548,653	375,169	543,696	17%	8%	503,302	682,943	(26)%
Other short-term borrowings (g)	844,558	535,585	650,387	114,474	244,413	58%	NM	538,249	1,046,585	(49)%
Term borrowings (h)	928,214	1,185,853	1,183,205	1,172,618	1,172,405	(22)%	(21)%	1,116,990	1,211,928	(8)%
Total interest-bearing liabilities	28,458,101	27,967,493	27,609,169	27,424,357	26,818,510	2%	6%	27,867,893	26,962,857	3%
Noninterest-bearing deposits	8,542,521	8,235,806	7,947,607	7,795,015	8,034,692	4%	6%	8,132,575	8,000,642	2%
Fixed income payables	34,510	33,059	25,579	21,978	19,858	4%	74%	28,827	20,172	43%
Derivative liabilities	59,114	19,632	61,715	94,943	147,075	NM	(60)%	58,645	109,362	(46)%
Other liabilities (e)	751,676	722,570	729,776	737,664	551,695	4%	36%	735,425	514,897	43%
Total liabilities	37,845,922	36,978,560	36,373,846	36,073,957	35,571,830	2%	6%	36,823,365	35,607,930	3%
Equity:
Common stock	194,574	194,930	196,319	198,460	201,006	*	(3)%	196,057	202,884	(3)%
Capital surplus	2,928,463	2,934,276	2,964,824	3,015,017	3,068,536	*	(5)%	2,960,336	3,112,452	(5)%
Undivided profits	1,766,211	1,695,417	1,629,474	1,572,177	1,510,503	4%	17%	1,666,432	1,317,789	26%
Accumulated other comprehensive loss, net	(240,435)	(253,337)	(312,511)	(367,474)	(440,402)	(5)%	45%	(292,981)	(406,651)	(28)%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*	95,624	95,624	*
Noncontrolling interest (i)	295,431	295,431	295,431	295,431	295,431	*	*	295,431	295,431	*
Total equity	5,039,868	4,962,341	4,869,161	4,809,235	4,730,698	2%	7%	4,920,899	4,617,529	7%
Total liabilities and equity	$42,885,790	$41,940,901	$41,243,007	$40,883,192	$40,302,528	2%	6%	$41,744,264	$40,225,459	4%
NM - Not meaningful
*Amount is less than one percent.

(a)
In 3Q19, FHN prospectively reclassified approximately $410 million of regional banking market investor CRE loans from the C&I portfolio to the CRE portfolio. The reclassification did not have an impact on FHN’s consolidated balance sheet and the impact to the consolidated financial statements from the effect on the allowance for loan losses is immaterial.

(b) Includes loans on nonaccrual status.

(c)	4Q19 includes $478.8 million of SBA and USDA loans, $97.7 million of mortgage loans, and $5.3 million of other consumer loans.

(d)	Includes excess balances held at Fed.

(e)
1Q19 increase largely driven by the adoption of ASU 2016-02, "Leases" which resulted in ~ $180 million and $200 million of lease assets and lease liabilities, respectively, being added to the balance sheet.

(f)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(g)	Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.

(h)	In 4Q19 $400 million of First Horizon Bank senior capital notes matured.

(i)	Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED NET INTEREST INCOME (a)
Quarterly, Unaudited

						4Q19 Changes vs.
(Thousands)	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18

Interest Income:
Loans, net of unearned income (b)	$356,176	$357,724	$354,067	$334,167	$333,935	*	7%
Loans held-for-sale	7,053	6,069	8,128	9,877	11,759	16%	(40)%
Investment securities:
U.S. government agencies	26,500	26,322	29,075	30,107	30,744	1%	(14)%
States and municipalities	478	431	347	362	300	11%	59%
Corporate bonds	595	593	713	712	716	*	(17)%
Other	1,352	1,634	1,278	895	955	(17)%	42%
Total investment securities	28,925	28,980	31,413	32,076	32,715	*	(12)%
Trading securities	9,507	10,645	13,332	13,712	15,533	(11)%	(39)%
Other earning assets:
Federal funds sold	51	141	326	733	304	(64)%	(83)%
Securities purchased under agreements to resell	2,467	2,800	3,301	2,336	3,197	(12)%	(23)%
Interest-bearing cash	2,359	2,700	3,689	10,209	5,884	(13)%	(60)%
Total other earning assets	4,877	5,641	7,316	13,278	9,385	(14)%	(48)%
Interest income	$406,538	$409,059	$414,256	$403,110	$403,327	(1)%	1%

Interest Expense:
Interest-bearing deposits:
Consumer interest	$22,957	$26,670	$25,666	$24,641	$21,607	(14)%	6%
Commercial interest	24,366	28,112	29,927	28,153	22,706	(13)%	7%
Market-indexed (c)	20,090	23,809	23,409	29,416	29,366	(16)%	(32)%
Total interest-bearing deposits	67,413	78,591	79,002	82,210	73,679	(14)%	(9)%
Federal funds purchased	5,026	4,898	3,142	2,287	1,933	3%	NM
Securities sold under agreements to repurchase	2,843	3,301	3,580	3,496	3,329	(14)%	(15)%
Trading liabilities	2,987	2,943	3,756	2,816	4,320	1%	(31)%
Other short-term borrowings	3,989	3,333	4,316	961	1,571	20%	NM
Term borrowings (d)	10,491	13,752	14,683	14,337	13,842	(24)%	(24)%
Interest expense	92,749	106,818	108,479	106,107	98,674	(13)%	(6)%
Net interest income - tax equivalent basis	313,789	302,241	305,777	297,003	304,653	4%	3%
Fully taxable equivalent adjustment	(2,396)	(1,565)	(2,167)	(2,495)	(2,141)	(53)%	(12)%
Net interest income	$311,393	$300,676	$303,610	$294,508	$302,512	4%	3%
NM - Not meaningful
*Amount is less than one percent.

(a)	Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.

(b)	Includes interest on loans in nonaccrual status.

(c)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(d)	In 4Q19 $400 million of First Horizon Bank senior capital notes matured.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited

	4Q19	3Q19	2Q19	1Q19	4Q18

Assets:
Earning assets (a)
Loans, net of unearned income (b)
Commercial loans	4.63%	4.78%	5.05%	5.08%	5.00%
Consumer loans	4.51	4.55	4.65	4.59	4.54
Total loans, net of unearned income (c)	4.60	4.73	4.95	4.96	4.88
Loans held-for-sale	4.85	5.33	5.36	5.89	6.58
Investment securities:
U.S. government agencies	2.45	2.45	2.61	2.68	2.74
States and municipalities	3.53	3.51	3.31	4.33	4.36
Corporate bonds	4.71	4.71	4.41	4.37	4.40
Other	33.73	34.52	34.73	34.56	33.16
Total investment securities	2.60	2.63	2.74	2.79	2.85
Trading securities	3.01	3.06	3.41	3.80	3.80
Other earning assets:
Federal funds sold	2.10	2.64	2.74	2.63	2.76
Securities purchased under agreements to resell	1.52	2.02	2.23	2.21	2.08
Interest-bearing cash	1.60	1.96	2.28	2.41	2.17
Total other earning assets	1.56	2.00	2.27	2.38	2.16
Interest income/total earning assets	4.22%	4.35%	4.52%	4.49%	4.47%
Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	0.66%	0.77%	0.76%	0.75%	0.66%
Commercial interest	1.57	1.76	1.82	1.74	1.53
Market-indexed (d)	1.82	2.28	2.46	2.52	2.35
Total interest-bearing deposits	1.10	1.29	1.32	1.35	1.23
Federal funds purchased	1.71	2.19	2.43	2.50	2.30
Securities sold under agreements to repurchase	1.61	1.81	2.08	2.06	1.86
Trading liabilities	2.02	2.33	2.75	3.04	3.15
Other short-term borrowings	1.87	2.47	2.66	3.40	2.55
Term borrowings (e)	4.52	4.64	4.96	4.89	4.72
Interest expense/total interest-bearing liabilities	1.29	1.52	1.58	1.57	1.46
Net interest spread	2.93%	2.83%	2.94%	2.92%	3.01%
Effect of interest-free sources used to fund earning assets	0.33	0.38	0.40	0.39	0.37
Net interest margin	3.26%	3.21%	3.34%	3.31%	3.38%

Total loan yield	4.60%	4.73%	4.95%	4.96%	4.88%
Total deposit cost	0.82%	0.96%	0.99%	1.03%	0.92%
Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes.

(a)	Earning assets yields are expressed net of unearned income.

(b)	Includes loan fees and cash basis interest income.

(c)	Includes loans on nonaccrual status.

(d)	Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

(e)	Rates are expressed net of unamortized debenture cost for term borrowings; In 4Q19 $400 million of First Horizon Bank senior capital notes matured.

FHN CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						4Q19 Changes vs.
(Dollars and shares in thousands)	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18

Common equity tier 1 capital (a) (b)	$3,408,937	$3,326,059	$3,270,484	$3,239,249	$3,223,702	2%	6%
Tier 1 capital (a) (b)	3,760,431	3,679,158	3,620,001	3,583,577	3,565,373	2%	5%
Total capital (a)	4,154,886	4,065,306	4,009,116	3,963,901	3,940,117	2%	5%

Risk-weighted assets (“RWA”) (a) (b)	37,046,770	36,913,347	35,341,740	33,656,950	33,002,595	*	12%
Average assets for leverage (a) (b)	41,583,447	40,660,442	40,022,187	39,717,387	39,221,755	2%	6%

Common equity tier 1 ratio (a) (b)	9.20%	9.01%	9.25%	9.62%	9.77%
Tier 1 ratio (a) (b)	10.15%	9.97%	10.24%	10.65%	10.80%
Total capital ratio (a)	11.22%	11.01%	11.34%	11.78%	11.94%
Leverage ratio (a) (b)	9.04%	9.05%	9.04%	9.02%	9.09%

Total equity to total assets	11.72%	11.43%	11.68%	11.79%	11.72%
Tangible common equity/tangible assets (“TCE/TA”) (c)	7.48%	7.20%	7.29%	7.27%	7.15%
Period-end shares outstanding (d)	311,469	311,180	312,478	315,361	318,573	*	(2)%
Cash dividends declared per common share	$0.14	$0.14	$0.14	$0.14	$0.12	*	17%
Book value per common share	$15.04	$14.80	$14.51	$14.13	$13.79
Tangible book value per common share (c)	$10.02	$9.76	$9.47	$9.11	$8.81
Market capitalization (millions)	$5,157.9	$5,041.1	$4,665.3	$4,408.7	$4,192.4
Certain previously reported amounts have been reclassified to agree with current presentation.
* Amount is less than one percent.

(a)	Current quarter is an estimate.

(b)	See Glossary of Terms for definition.

(c)
TCE/TA and Tangible book value per common share are non-GAAP measures and are reconciled to Total equity to total assets (GAAP) and to Book value per common share (GAAP), respectively, in the Non-GAAP to GAAP reconciliation on page 23 of this financial supplement.

(d)	Decreases largely attributable to shares repurchased under share repurchase programs.

FHN BUSINESS SEGMENT HIGHLIGHTS
Quarterly/Annually, Unaudited

						4Q19 Changes vs.		Twelve Months Ended		2019 vs.
(Thousands)	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18	2019	2018	2018

Regional Banking
Net interest income	$310,696	$302,370	$297,339	$285,913	$298,288	3%	4%	$1,196,318	$1,197,471	*
Noninterest income (a)	89,553	85,776	81,475	73,030	70,003	4%	28%	329,834	311,763	6%
Total revenues	400,249	388,146	378,814	358,943	368,291	3%	9%	1,526,152	1,509,234	1%
Provision for loan losses	14,369	20,472	17,775	13,443	8,488	(30)%	69%	66,059	24,643	NM
Noninterest expense	202,967	193,250	193,294	199,522	206,001	5%	(1)%	789,033	826,262	(5)%
Income before income taxes	182,913	174,424	167,745	145,978	153,802	5%	19%	671,060	658,329	2%
Provision for income taxes	43,048	41,752	39,502	33,846	36,077	3%	19%	158,148	154,659	2%
Net income	$139,865	$132,672	$128,243	$112,132	$117,725	5%	19%	$512,912	$503,670	2%

Fixed Income
Net interest income	$7,233	$5,309	$6,171	$7,331	$9,011	36%	(20)%	$26,044	$35,753	(27)%
Noninterest income	81,185	77,809	65,622	53,807	39,678	4%	NM	278,423	164,769	69%
Total revenues	88,418	83,118	71,793	61,138	48,689	6%	82%	304,467	200,522	52%
Noninterest expense (b)	62,329	67,787	55,770	50,774	46,516	(8)%	34%	236,660	189,373	25%
Income before income taxes	26,089	15,331	16,023	10,364	2,173	70%	NM	67,807	11,149	NM
Provision/(benefit) for income taxes	6,303	3,656	3,781	2,397	408	72%	NM	16,137	2,097	NM
Net income	$19,786	$11,675	$12,242	$7,967	$1,765	69%	NM	$51,670	$9,052	NM

Corporate
Net interest income/(expense)	$(12,712)	$(13,225)	$(7,034)	$(7,803)	$(15,356)	4%	17%	$(40,774)	$(64,191)	36%
Noninterest income (c)	11,246	7,359	9,400	13,352	(1,411)	53%	NM	41,357	239,263	(83)%
Total revenues	(1,466)	(5,866)	2,366	5,549	(16,767)	75%	91%	583	175,072	NM
Noninterest expense (d)	57,816	41,993	55,500	40,374	23,144	38%	NM	195,683	177,923	10%
Income/(loss) before income taxes	(59,282)	(47,859)	(53,134)	(34,825)	(39,911)	(24)%	(49)%	(195,100)	(2,851)	NM
Provision/ (benefit) for income taxes	(15,243)	(11,550)	(13,159)	(11,396)	(14,608)	(32)%	(4)%	(51,348)	(10,889)	NM
Net income/(loss)	$(44,039)	$(36,309)	$(39,975)	$(23,429)	$(25,303)	(21)%	(74)%	$(143,752)	$8,038	NM

Non-Strategic
Net interest income	$6,176	$6,222	$7,134	$9,067	$10,569	(1)%	(42)%	$28,599	$51,284	(44)%
Noninterest income (e)	1,323	791	1,496	856	2,004	67%	(34)%	4,466	6,993	(36)%
Total revenues	7,499	7,013	8,630	9,923	12,573	7%	(40)%	33,065	58,277	(43)%
Provision/(provision credit) for loan losses	(4,369)	(5,472)	(4,775)	(4,443)	(2,488)	20%	(76)%	(19,059)	(17,643)	(8)%
Noninterest expense (f)	4,335	4,642	(4,170)	5,420	6,271	(7)%	(31)%	10,227	28,438	(64)%
Income before income taxes	7,533	7,843	17,575	8,946	8,790	(4)%	(14)%	41,897	47,482	(12)%
Provision for income taxes	1,862	1,938	4,343	2,211	2,172	(4)%	(14)%	10,354	11,735	(12)%
Net income	$5,671	$5,905	$13,232	$6,735	$6,618	(4)%	(14)%	$31,543	$35,747	(12)%

Total Consolidated
Net interest income	$311,393	$300,676	$303,610	$294,508	$302,512	4%	3%	$1,210,187	$1,220,317	(1)%
Noninterest income	183,307	171,735	157,993	141,045	110,274	7%	66%	654,080	722,788	(10)%
Total revenues	494,700	472,411	461,603	435,553	412,786	5%	20%	1,864,267	1,943,105	(4)%
Provision/(provision credit) for loan losses	10,000	15,000	13,000	9,000	6,000	(33)%	67%	47,000	7,000	NM
Noninterest expense	327,447	307,672	300,394	296,090	281,932	6%	16%	1,231,603	1,221,996	1%
Income before income taxes	157,253	149,739	148,209	130,463	124,854	5%	26%	585,664	714,109	(18)%
Provision for income taxes	35,970	35,796	34,467	27,058	24,049	*	50%	133,291	157,602	(15)%
Net income	$121,283	$113,943	$113,742	$103,405	$100,805	6%	20%	$452,373	$556,507	(19)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.

(a)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(b)	3Q19 includes a $7.5 million unfavorable adjustment associated with the net impact of the resolution of legal matters.

(c)
1Q19 and 4Q18 include $6.2 million and $(7.1) million of deferred compensation income driven by equity market valuations; 1Q19 includes a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment; 2018 includes a pretax gain of $212.9 from the sale of Visa Class B Shares.

(d)
Refer to the Acquisition, Restructuring, and Rebranding expense tables on page 9 for additional information about variability in quarterly balances; 4Q19 includes $11.0 million of charitable contributions; 3Q19 includes $4.0 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.

(e)	2Q19 and 2018 include $1.1 million and $3.8 million, respectively, of gains from the reversal of previous valuation adjustments due to the sales and payoff of TRUPS loans.

(f)	2Q19 includes an $8.3 million expense reversal related to the resolution of legal matters.

FHN REGIONAL BANKING
Quarterly/Annually, Unaudited

						4Q19 Changes vs.		Twelve Months Ended		2019 vs.
	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18	2019	2018	2018

Income Statement (thousands)
Net interest income	$310,696	$302,370	$297,339	$285,913	$298,288	3%	4%	$1,196,318	$1,197,471	*
Provision for loan losses	14,369	20,472	17,775	13,443	8,488	(30)%	69%	66,059	24,643	NM
Noninterest income:
NSF / Overdraft fees (a)	13,323	13,699	12,347	11,579	14,128	(3)%	(6)%	50,948	52,629	(3)%
Cash management fees	9,201	9,561	8,026	8,857	9,073	(4)%	1%	35,645	36,772	(3)%
Debit card income (b)	4,659	4,749	4,960	5,372	(3,142)	(2)%	NM	19,740	21,472	(8)%
Other	4,456	4,574	5,275	4,195	3,554	(3)%	25%	18,500	15,959	16%
Total deposit transactions and cash management	31,639	32,583	30,608	30,003	23,613	(3)%	34%	124,833	126,832	(2)%
Brokerage, management fees and commissions	14,558	14,156	14,118	12,630	13,377	3%	9%	55,462	54,799	1%
Trust services and investment management	7,451	7,190	7,902	7,056	6,961	4%	7%	29,599	29,853	(1)%
Bankcard income	7,879	7,028	6,594	7,039	7,738	12%	2%	28,540	29,434	(3)%
Other service charges	5,692	5,650	5,460	3,711	3,255	1%	75%	20,513	14,843	38%
Miscellaneous revenue (c)	22,334	19,169	16,793	12,591	15,059	17%	48%	70,887	56,002	27%
Total noninterest income	89,553	85,776	81,475	73,030	70,003	4%	28%	329,834	311,763	6%
Noninterest expense:
Employee compensation, incentives, and benefits	74,465	73,713	76,752	81,796	82,304	1%	(10)%	306,726	326,885	(6)%
Other (d)	128,502	119,537	116,542	117,726	123,697	7%	4%	482,307	499,377	(3)%
Total noninterest expense	202,967	193,250	193,294	199,522	206,001	5%	(1)%	789,033	826,262	(5)%
Income before income taxes	$182,913	$174,424	$167,745	$145,978	$153,802	5%	19%	$671,060	$658,329	2%
PPNR (e)	197,282	194,896	185,520	159,421	162,290	1%	22%	737,119	682,972	8%

Balance Sheet (millions)
Average loans	$29,722	$28,958	$27,533	$26,107	$25,877	3%	15%	$28,092	$25,785	9%
Average other earning assets	53	47	47	39	41	13%	29%	47	51	(8)%
Total average earning assets	29,775	29,005	27,580	26,146	25,918	3%	15%	28,139	25,836	9%
Total average deposits	30,413	30,044	29,954	29,590	28,316	1%	7%	30,003	27,604	9%
Total period-end deposits	30,593	30,060	30,272	30,354	29,344	2%	4%	30,593	29,344	4%
Total period-end assets	32,899	33,157	31,340	29,544	29,126	(1)%	13%	32,899	29,126	13%

Key Statistics
Return on average assets (quarters are annualized) (f)	1.71%	1.66%	1.70%	1.58%	1.64%			1.67%	1.78%
Return on allocated equity (f) (g)	18.16%	17.52%	17.38%	15.54%	15.86%			17.17%	16.76%
Fee income to total revenue (f)	22.37%	22.10%	21.51%	20.35%	19.01%			21.61%	20.66%
Efficiency ratio (f)	50.71%	49.79%	51.03%	55.59%	55.93%			51.70%	54.75%
Net interest margin (h)	4.17%	4.16%	4.35%	4.47%	4.60%			4.28%	4.67%
Net interest spread	3.77%	3.82%	3.99%	3.98%	4.04%			3.88%	4.07%
Loan average yield	4.50%	4.68%	4.88%	4.86%	4.78%			4.72%	4.63%
Deposit average rate	0.73%	0.86%	0.89%	0.88%	0.74%			0.84%	0.56%
Regional banking net charge-offs/(recoveries)	$5,886	$17,074	$7,841	$5,540	$12,597	(66)%	(53)%	$36,341	$23,312	56%
Financial center locations (i)	269	270	292	292	292	*	(8)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent

(a)	Variability is driven by changes in consumer behavior and seasonality.

(b)	4Q18 includes an $8.7 million unfavorable adjustment related to the return of excess fees received on Capital Bank debit card transactions.

(c)	4Q19, 3Q19 and 2Q19 increase due in large part to higher fees from derivative sales; 4Q19 and 3Q19 include an increase in collections from CBF loans charged off prior to acquisition.

(d)	4Q19 increase due in large part to higher strategic investments in technology and advertising.

(e)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

(f)	See Glossary of Terms for definitions of Key Ratios.

(g)	Segment equity is allocated based on an internal allocation methodology.

(h)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

(i)	3Q19 decrease driven by restructuring, repositioning, and efficiency initiatives.

FHN FIXED INCOME
Quarterly/Annually, Unaudited

						4Q19 Changes vs.		Twelve Months Ended		2019 vs.
	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18	2019	2018	2018

Income Statement (thousands)
Net interest income	$7,233	$5,309	$6,171	$7,331	$9,011	36%	(20)%	$26,044	$35,753	(27)%
Noninterest income:
Fixed income product revenue	65,772	63,646	54,533	44,472	30,028	3%	NM	228,423	132,283	73%
Other	15,413	14,163	11,089	9,335	9,650	9%	60%	50,000	32,486	54%
Total noninterest income	81,185	77,809	65,622	53,807	39,678	4%	NM	278,423	164,769	69%
Noninterest expense (a)	62,329	67,787	55,770	50,774	46,516	(8)%	34%	236,660	189,373	25%
Income before income taxes	$26,089	$15,331	$16,023	$10,364	$2,173	70%	NM	$67,807	$11,149	NM
Fixed income product average daily revenue	$1,061	$994	$866	$729	$492	7%	NM	$914	$531	72%

Balance Sheet (millions)
Average trading inventory	$1,263	$1,390	$1,563	$1,443	$1,633	(9)%	(23)%	$1,414	$1,602	(12)%
Average loans held-for-sale	477	367	528	571	608	30%	(22)%	485	563	(14)%
Average other earning assets	829	709	670	491	675	17%	23%	676	807	(16)%
Total average earning assets	2,569	2,466	2,761	2,505	2,916	4%	(12)%	2,575	2,972	(13)%
Total period-end assets	2,987	3,323	3,233	3,094	2,789	(10)%	7%	2,987	2,789	7%

Key Statistics
Return on average assets (b)	2.63%	1.61%	1.57%	1.13%	0.22%			1.74%	0.27%
Return on allocated equity (b) (c)	39.58%	23.30%	24.29%	16.20%	3.38%			25.88%	4.29%
Efficiency ratio (b)	70.49%	81.56%	77.68%	83.05%	95.54%			77.73%	94.44%
Net interest margin (d)	1.15%	0.88%	0.92%	1.19%	1.26%			1.04%	1.23%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful

(a)	3Q19 includes a $7.5 million unfavorable adjustment associated with the net impact of the resolution of legal matters.

(b)	See Glossary of Terms for definitions of Key Ratios.

(c)	Segment equity is allocated based on an internal allocation methodology.

(d)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

FHN CORPORATE
Quarterly/Annually, Unaudited

						4Q19 Changes vs.		Twelve Months Ended		2019 vs.
	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18	2019	2018	2018

Income Statement (thousands)
Net interest income/(expense)	$(12,712)	$(13,225)	$(7,034)	$(7,803)	$(15,356)	4%	17%	$(40,774)	$(64,191)	36%
Noninterest income excluding securities gains/(losses) (a)	11,249	7,262	9,351	13,321	(1,383)	55%	NM	41,183	26,315	57%
Securities gains/(losses), net (b)	(3)	97	49	31	(28)	NM	89%	174	212,948	NM
Noninterest expense (c)	57,816	41,993	55,500	40,374	23,144	38%	NM	195,683	177,923	10%
Income/(loss) before income taxes	$(59,282)	$(47,859)	$(53,134)	$(34,825)	$(39,911)	(24)%	(49)%	$(195,100)	$(2,851)	NM

Average Balance Sheet (millions)
Average investment securities	$4,432	$4,389	$4,568	$4,594	$4,582	1%	(3)%	$4,495	$4,721	(5)%
Total earning assets	$4,980	$4,916	$5,295	$6,463	$5,732	1%	(13)%	$5,408	$5,396	*

Deferred Compensation (thousands)
Other Income	$3,339	$471	$1,938	$5,474	$(6,124)	NM	NM	$11,223	$(3,224)	NM
Employee compensation, incentives, and benefits	$3,846	$567	$2,150	$6,221	$(6,983)	NM	NM	$12,784	$(3,295)	NM
Estimated effective duration of securities portfolio 3.0 years in 4Q19 compared to 2.4 years in 3Q19
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not Meaningful
* Amount is less than one percent.

(a)
Variability in quarterly balances driven by fluctuations in deferred compensation income driven by equity market valuations; 4Q18 includes a $1.8 million negative valuation adjustment on HFS consumer loans included in the Non-Strategic segment; 3Q19 include $1.0 million, respectively, of gains on the sales of buildings.

(b)	2018 includes a pre-tax gain of $212.9 million from the sale of Visa Class B Shares.

(c)
Refer to the Acquisition, Restructuring, and Rebranding expense tables on page 9 for additional information about variability in quarterly balances; 4Q19 includes $11.0 million of charitable contributions; 3Q19 includes $4.0 million of valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.

FHN NON-STRATEGIC
Quarterly/Annually, Unaudited

						4Q19 Changes vs.		Twelve Months Ended		2019 vs.
	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18	2019	2018	2018

Income Statement (thousands)
Net interest income	$6,176	$6,222	$7,134	$9,067	$10,569	(1)%	(42)%	$28,599	$51,284	(44)%
Provision/(provision credit) for loan losses	(4,369)	(5,472)	(4,775)	(4,443)	(2,488)	20%	(76)%	(19,059)	(17,643)	(8)%
Noninterest income (a)	1,323	791	1,496	856	2,004	67%	(34)%	4,466	6,993	(36)%
Noninterest expense (b)	4,335	4,642	(4,170)	5,420	6,271	(7)%	(31)%	10,227	28,438	(64)%
Income before income taxes	$7,533	$7,843	$17,575	$8,946	$8,790	(4)%	(14)%	$41,897	$47,482	(12)%

Average Balance Sheet (millions)
Loans	$852	$935	$1,011	$1,087	$1,161	(9)%	(27)%	$971	$1,325	(27)%
Other assets	68	66	77	88	98	3%	(31)%	74	146	(49)%
Total assets	920	1,001	1,088	1,175	1,259	(8)%	(27)%	1,045	1,471	(29)%

Key Statistics
Return on average assets (c)	2.44%	2.34%	4.88%	2.32%	2.09%			3.02%	2.43%
Return on allocated equity (c) (d)	35.64%	31.71%	64.14%	25.64%	22.06%			38.74%	24.13%
Fee income to total revenue (c)	17.64%	11.28%	17.33%	8.63%	15.94%			13.51%	12.00%
Efficiency ratio (c)	57.81%	66.19%	NM	54.62%	49.88%			30.93%	48.80%
Net interest margin (e)	2.68%	2.47%	2.65%	3.11%	3.35%			2.74%	3.48%
Net charge-offs/(recoveries)	$(3,044)	$(2,474)	$(2,679)	$(1,027)	$(1,062)	(23)%	NM	$(9,224)	$(7,180)	(28)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not Meaningful

(a)	2Q19 and 2018 include $1.1 million and $3.8 million, respectively, of gains from the reversal of previous valuation adjustments due to the sales and payoff of TRUPS loans.
(b) 2Q19 includes an $8.3 million expense reversal related to the settlement of litigation matters.

(c)	See Glossary of Terms for definitions of Key Ratios.

(d)	Segment equity is allocated based on an internal allocation methodology.

(e)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent, and, where applicable, state income taxes.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

4Q19 Changes vs.
(Dollars in thousands)	4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18

Allowance for Loan Losses Walk-Forward
Beginning reserve	$193,149	$192,749	$184,911	$180,424	$185,959	*	4%
Provision/(provision credit) for loan losses	10,000	15,000	13,000	9,000	6,000	(33)%	67%
Charge-offs	(11,646)	(24,337)	(12,223)	(10,527)	(17,824)	52%	35%
Recoveries	8,804	9,737	7,061	6,014	6,289	(10)%	40%
Ending balance	$200,307	$193,149	$192,749	$184,911	$180,424	4%	11%
Reserve for unfunded commitments	6,101	6,890	7,524	8,014	7,618	(11)%	(20)%
Total allowance for loan losses plus reserve for unfunded commitments	$206,408	$200,039	$200,273	$192,925	$188,042	3%	10%

Allowance for Loan Losses (a)
Regional Banking	$182,730	$174,246	$170,849	$160,914	$153,015	5%	19%
Non-Strategic	17,577	18,903	21,900	23,997	27,409	(7)%	(36)%
Total allowance for loan losses	$200,307	$193,149	$192,749	$184,911	$180,424	4%	11%

Nonperforming Assets
Regional Banking
Nonperforming loans (b)	$113,187	$118,506	$145,265	$115,977	$79,339	(4)%	43%
OREO	12,347	13,408	13,251	16,698	18,535	(8)%	(33)%
Total Regional Banking	$125,534	$131,914	$158,516	$132,675	$97,874	(5)%	28%
Non-Strategic
Nonperforming loans	$47,651	$52,346	$57,654	$63,960	$66,703	(9)%	(29)%
Nonperforming loans held-for-sale after fair value adjustments	4,047	4,199	4,514	5,219	5,328	(4)%	(24)%
OREO	3,313	4,408	3,342	3,978	3,852	(25)%	(14)%
Total Non-Strategic	$55,011	$60,953	$65,510	$73,157	$75,883	(10)%	(28)%
Corporate
Nonperforming loans	$1,327	$1,643	$1,667	$1,687	$1,707	(19)%	(22)%
Total nonperforming assets	$181,872	$194,510	$225,693	$207,519	$175,464	(6)%	4%

Net Charge-Offs
Regional Banking	$5,886	$17,074	$7,841	$5,540	$12,597	(66)%	(53)%
Non-Strategic	(3,044)	(2,474)	(2,679)	(1,027)	(1,062)	(23)%	NM
Total net charge-offs/(recoveries)	$2,842	$14,600	$5,162	$4,513	$11,535	(81)%	(75)%

Consolidated Key Ratios (c)
30+ Delinq. % (d)	0.19%	0.23%	0.20%	0.23%	0.27%
NPL % (e)	0.52	0.55	0.69	0.65	0.54
NPA %	0.57	0.61	0.74	0.72	0.62
Net charge-offs % (f)	0.04	0.19	0.07	0.07	0.17
Allowance / loans %	0.64	0.62	0.65	0.66	0.66
Allowance / NPL	1.24	x	1.12	x	0.94	x	1.02	x	1.22	x
Allowance / NPA	1.13	x	1.01	x	0.87	x	0.91	x	1.06	x
Allowance / net charge-offs	17.76	x	3.33	x	9.31	x	10.10	x	3.94	x

Other
Loans past due 90 days or more and still accruing (g)	$28,343	$27,182	$28,663	$30,896	$39,992	4%	(29)%
Guaranteed portion (g)	6,417	6,028	5,628	5,725	7,237	6%	(11)%
Period-end loans, net of unearned income (millions)	31,061	31,261	29,713	27,990	27,536	(1)%	13%
30+ delinquencies (thousands)	$57,911	$70,675	$58,861	$63,693	$75,164	(18)%	(23)%
NM - Not meaningful
* Amount is less than one percent.

(a)	In 2Q19, the HBF portfolio was retrospectively reclassed from the Regional Banking segment to the Non-Strategic segment.

(b)	3Q19 decrease in nonperforming loans was primarily driven by one mortgage warehouse lending relationship that converted to the underlying collateral.

(c)	See Glossary of Terms for definitions of Consolidated Key Ratios.

(d)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(e)	2Q19 increase in NPLs as a percentage of total loans was primarily driven by one credit.

(f)	3Q19 increase in charge-offs as a percentage of loans was primarily driven by two credits.

(g)	Includes loans held-for-sale.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

4Q19 Changes vs.
4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18

Key Portfolio Details
C&I (a)
Period-end loans ($ millions)	$20,051	$20,294	$19,054	$17,176	$16,515	(1)%	21%
30+ Delinq. % (b) (c)	0.05%	0.11%	0.05%	0.07%	0.06%
NPL % (d)	0.37	0.38	0.56	0.44	0.24
Charge-offs % (qtr. annualized) (e)	0.07	0.32	0.14	0.06	0.20
Allowance / loans %	0.61%	0.56%	0.61%	0.60%	0.60%
Allowance / net charge-offs	9.25	x	1.87	x	4.77	x	11.26	x	3.06	x

Commercial Real Estate (a)
Period-end loans ($ millions)	$4,337	$4,229	$3,861	$3,947	$4,031	3%	8%
30+ Delinq. % (b)	0.02%	0.04%	0.07%	0.04%	0.06%
NPL %	0.04	0.05	0.07	0.07	0.07
Charge-offs % (qtr. annualized)	NM	0.02	0.02	0.04	0.05
Allowance / loans %	0.83%	0.84%	0.85%	0.87%	0.78%
Allowance / net charge-offs	NM	47.70	x	39.25	x	22.50	x	15.45	x

Consumer Real Estate
Period-end loans ($ millions)	$6,007	$6,063	$6,110	$6,152	$6,250	(1)%	(4)%
30+ Delinq. % (b)	0.61%	0.59%	0.62%	0.66%	0.74%
NPL %	1.19	1.31	1.25	1.34	1.32
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.33%	0.36%	0.37%	0.39%	0.42%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$170	$182	$193	$209	$222	(7)%	(23)%
30+ Delinq. % (b) (f)	3.72%	3.83%	2.22%	1.95%	3.21%
NPL %	8.44	7.83	9.28	10.01	9.76
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	5.18%	4.84%	4.49%	4.82%	4.95%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Credit Card and Other
Period-end loans ($ millions)	$496	$493	$495	$506	$518	1%	(4)%
30+ Delinq. % (b)	0.93%	0.94%	1.06%	1.20%	1.63%
NPL %	0.07	0.07	0.09	0.09	0.12
Charge-offs % (qtr. annualized)	2.29	2.10	2.17	2.44	3.32
Allowance / loans %	2.68%	2.58%	2.46%	2.50%	2.46%
Allowance / net charge-offs	1.14	x	1.21	x	1.13	x	1.01	x	0.73	x
NM - Not meaningful

(a)
In 3Q19, FHN prospectively reclassified approximately $410 million of regional banking market investor CRE loans from the C&I portfolio to the CRE portfolio. The reclassification did not have an impact on FHN’s consolidated balance sheet and the impact to the consolidated financial statements from the effect on the allowance for loan losses was immaterial.

(b)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(c)	3Q19 increase in delinquencies as a percentages of total loans was primarily driven by one credit.

(d)	2Q19 increase in NPLs as a percentage of total loans was primarily driven by one credit; 1Q19 increase in NPLs as a percentages of total loans was primarily driven by three credits.

(e)
3Q19 charge-offs as a percentage of loans was primarily driven by two credits; 2Q19 charge-offs as a percentage of total loans was primarily driven by one credit; 4Q18 charge-offs as a percentage of loans was primarily driven by two credits.

(f)	3Q19 increase in delinquencies as a percentage of total loans was primarily driven by two credits.

FHN ASSET QUALITY: REGIONAL BANKING
Quarterly, Unaudited

											4Q19 Changes vs.
	4Q19		3Q19		2Q19		1Q19		4Q18		3Q19	4Q18

Total Regional Banking (a)
Period-end loans ($ millions)	$30,213		$30,345		$28,711		$26,898		$26,385		*	15%
30+ Delinq. % (c) (d)	0.14%		0.18%		0.15%		0.17%		0.19%
NPL % (e)	0.37		0.39		0.51		0.43		0.30
Charge-offs % (qtr. annualized) (f)	0.08		0.23		0.11		0.09		0.19
Allowance / loans %	0.60%		0.57%		0.60%		0.60%		0.58%
Allowance / net charge-offs	7.82	x	2.57	x	5.43	x	7.16	x	3.06	x

Key Portfolio Details
C&I (a) (b)
Period-end loans ($ millions)	$19,721		$19,962		$18,710		$16,812		$16,149		(1)%	22%
30+ Delinq. % (c) (d)	0.05%		0.11%		0.05%		0.06%		0.06%
NPL % (e)	0.38		0.37		0.56		0.43		0.23
Charge-offs % (qtr. annualized) (f)	0.07		0.33		0.14		0.06		0.21
Allowance / loans %	0.62%		0.57%		0.61%		0.61%		0.60%
Allowance / net charge-offs	9.23	x	1.87	x	4.73	x	10.98	x	3.01	x

Commercial Real Estate (a) (b)
Period-end loans ($ millions)	$4,292		$4,172		$3,787		$3,867		$3,955		3%	9%
30+ Delinq. % (c)	0.02%		0.04%		0.07%		0.04%		0.06%
NPL %	0.04		0.05		0.07		0.07		0.08
Charge-offs % (qtr. annualized)	NM		0.02		0.02		0.04		0.05
Allowance / loans %	0.79%		0.79%		0.77%		0.80%		0.71%
Allowance / net charge-offs	NM		43.95	x	34.79	x	20.16	x	13.63	x

Consumer Real Estate (a)
Period-end loans ($ millions)	$5,735		$5,759		$5,773		$5,780		$5,845		*	(2)%
30+ Delinq. % (c)	0.50%		0.48%		0.50%		0.52%		0.58%
NPL %	0.64		0.74		0.66		0.71		0.67
Charge-offs % (qtr. annualized)	NM		NM		NM		0.04		0.07
Allowance / loans %	0.23%		0.26%		0.25%		0.26%		0.25%
Allowance / net charge-offs	NM		NM		NM		6.17	x	3.38	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$465		$452		$441		$439		$436		3%	7%
30+ Delinq. % (c)	0.74%		0.69%		0.72%		0.74%		0.95%
NPL %	0.05		0.05		0.06		0.08		0.09
Charge-offs % (qtr. annualized)	2.31		2.00		1.82		2.08		2.55
Allowance / loans %	2.87%		2.82%		2.76%		2.87%		2.90%
Allowance / net charge-offs	1.23	x	1.41	x	1.52	x	1.38	x	1.13	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$31		$34		$35		$38		$39		(9)%	(21)%
30+ Delinq. % (c)	5.29%		5.00%		4.03%		4.54%		4.37%
NPL %	4.22		4.90		4.79		4.49		4.35
Charge-offs % (qtr. annualized)	NM		NM		NM		NM		NM
Allowance / loans %	NM		NM		NM		NM		NM
Allowance / net charge-offs	NM		NM		NM		NM		NM
NM - Not meaningful * Amount is less than one percent.

(a)	In 2Q19, the HBF portfolio was retrospectively reclassed from the Regional Banking segment to the Non-Strategic segment.

(b)
In 3Q19, FHN prospectively reclassified approximately $410 million of regional banking market investor CRE loans from the C&I portfolio to the CRE portfolio. The reclassification did not have an impact on FHN’s consolidated balance sheet and the impact to the consolidated financial statements from the effect on the allowance for loan losses was immaterial.

(c)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(d)	3Q19 increase in delinquencies as a percentage of total loans was primarily driven by one credit.

(e)	2Q19 increase in NPLs as a percentage of total loans was primarily driven by one credit; 1Q19 increase in NPLs as a percentage of total loans was primarily driven by three credits.

(f)
3Q19 charge-offs as a percentage of loans was primarily driven by two credits; 2Q19 charge-offs as a percentage of total loans was primarily driven by one credit; 4Q18 charge-offs as a percentage of loans was primarily driven by two credits.

FHN ASSET QUALITY: NON-STRATEGIC
Quarterly, Unaudited

4Q19 Changes vs.
4Q19	3Q19	2Q19	1Q19	4Q18	3Q19	4Q18

Total Non-Strategic (a)
Period-end loans ($ millions)	$817	$882	$967	$1,054	$1,112	(7)%	(27)%
30+ Delinq. % (b)	1.72%	1.67%	1.42%	1.63%	2.15%
NPL %	5.83	5.93	5.96	6.06	6.00
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.15%	2.14%	2.27%	2.27%	2.47%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Key Portfolio Details
Commercial (a)
Period-end loans ($ millions)	$375	$388	$418	$444	$441	(3)%	(15)%
30+ Delinq. % (b)	—%	—%	—%	0.38%	0.39%
NPL %	—	0.70	0.66	0.64	0.65
Charge-offs % (qtr. annualized)	—	—	0.02	NM	NM
Allowance / loans %	0.65%	0.77%	1.20%	1.10%	0.99%
Allowance / net charge-offs	NM	NM	56.57	x	NM	NM

Consumer Real Estate (a)
Period-end loans ($ millions)	$272	$304	$337	$372	$405	(11)%	(33)%
30+ Delinq. % (b)	3.01%	2.62%	2.60%	2.77%	3.07%
NPL %	12.69	12.14	11.40	11.25	10.76
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.35%	2.33%	2.44%	2.41%	2.95%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$135	$145	$155	$168	$179	(7)%	(25)%
30+ Delinq. % (b) (c)	3.28%	3.50%	1.67%	1.14%	2.87%
NPL %	9.50	8.56	10.36	11.29	10.97
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	6.44%	6.05%	5.57%	5.96%	6.10%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Other Consumer
Period-end loans ($ millions)	$35	$45	$57	$70	$87	(22)%	(60)%
30+ Delinq. % (b)	4.05%	3.78%	4.21%	4.61%	5.35%
NPL %	0.85	0.72	0.72	0.56	0.69
Charge-offs % (qtr. annualized)	1.83	2.84	4.41	4.35	6.77
Allowance / loans %	0.09%	0.09%	0.09%	0.20%	0.15%
Allowance / net charge-offs	0.04	x	0.03	x	0.02	x	0.04	x	0.02	x
.
NM - Not meaningful

(a)	In 2Q19, the HBF portfolio was retrospectively reclassed from Regional Banking segment to the Non-Strategic segment.

(b)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

(c)	3Q19 increase in delinquencies as a percentage of total loans was primarily driven by two credits.

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly/Annually, Unaudited

						Twelve Months Ended
(Dollars and shares in thousands, except per share data)	4Q19	3Q19	2Q19	1Q19	4Q18	2019	2018

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$5,076,008	$4,996,043	$4,926,081	$4,846,521	$4,785,380	$5,076,008	$4,785,380
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock (a)	95,624	95,624	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$4,684,953	$4,604,988	$4,535,026	$4,455,466	$4,394,325	$4,684,953	$4,394,325
Less: Intangible assets (GAAP) (b)	1,562,987	1,569,193	1,575,399	1,581,605	1,587,821	1,562,987	1,587,821
(C) Tangible common equity (Non-GAAP)	$3,121,966	$3,035,795	$2,959,627	$2,873,861	$2,806,504	$3,121,966	$2,806,504

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$43,310,900	$43,717,684	$42,171,770	$41,099,003	$40,832,258	$43,310,900	$40,832,258
Less: Intangible assets (GAAP) (b)	1,562,987	1,569,193	1,575,399	1,581,605	1,587,821	1,562,987	1,587,821
(E) Tangible assets (Non-GAAP)	$41,747,913	$42,148,491	$40,596,371	$39,517,398	$39,244,437	$41,747,913	$39,244,437

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$5,039,868	$4,962,341	$4,869,161	$4,809,235	$4,730,698	$4,920,899	$4,617,529
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$4,648,813	$4,571,286	$4,478,106	$4,418,180	$4,339,643	$4,529,844	$4,226,474
Less: Average intangible assets (GAAP) (b)	1,566,079	1,572,312	1,578,505	1,584,694	1,569,533	1,575,338	1,569,987
(H) Average tangible common equity (Non-GAAP)	$3,082,734	$2,998,974	$2,899,601	$2,833,486	$2,770,110	$2,954,506	$2,656,487

Annualized Net Income/(loss) Available to Common Shareholders
(I) Net income /(loss) available to common shareholders (quarters are annualized) (GAAP)	$463,483	$434,469	$438,562	$401,642	$382,238	$434,708	$538,842

Period-end Shares Outstanding
(J) Period-end shares outstanding	311,469	311,180	312,478	315,361	318,573	311,469	318,573

Ratios
(I)/(G) Return on average common equity (“ROCE”) (GAAP)	9.97%	9.50%	9.79%	9.09%	8.81%	9.60%	12.75%
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	15.03%	14.49%	15.12%	14.17%	13.80%	14.71%	20.28%
(A)/(D) Total equity to total assets (GAAP)	11.72%	11.43%	11.68%	11.79%	11.72%	11.72%	11.72%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	7.48%	7.20%	7.29%	7.27%	7.15%	7.48%	7.15%
(B)/(J) Book value per common share (GAAP)	$15.04	$14.80	$14.51	$14.13	$13.79	$15.04	$13.79
(C)/(J) Tangible book value per common share (Non-GAAP)	$10.02	$9.76	$9.47	$9.11	$8.81	$10.02	$8.81

(a)	Included in Total equity on the Consolidated Balance Sheet.

(b)	Includes goodwill and other intangible assets, net of amortization.

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Market-Indexed Deposits: Deposits with pricing tied to an index not administered by FHN. For FHN these are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

Risk-Weighted Assets: A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization’s assets and off-balance sheet financial instruments.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

 Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.